Item 77c:  Matters submitted to a vote of security holders

American Odyssey Funds, Inc.
Proxy Voting Results
     A special meeting of the fund's shareholders was held on April 23, 1997. The results of votes taken among shareholders on proposals are listed below.

Proposal 1

(For the Emerging  Opportunities  Fund Only):  To approve or disapprove  certain advisory and  subadvisory  agreements to add Cowen Asset  Management as a second subadvisor for the Emerging Opportunities Fund.
                                           # of Shares Voted           % of Shares
                                      -----------------------------  -----------------

Affirmative                                  11,951,639.296                    86.23%
Against                                       1,125,862.994                     8.12%
Abstain                                          782,684.762                    5.65%
                                      =============================  =================
TOTAL                                        13,860,187.052                   100.00%
                                      =============================  =================

Proposal 2

(For all Funds): To approve or disapprove an arrangement, a new investment advisory agreement, a revised subadvisory agreements or to amend the terms of existing subadvisory agreements without the approval of persons having voting rights.

International Equity Fund Shareholders:
                                          # of Shares Voted            % of Shares
                                       -------------------------   ---------------------

Affirmative                                      10,242,491.316                  79.54%
Against                                           2,024,726.432                  15.73%
Abstain                                             610,263.853                   4.73%
                                       -------------------------   ---------------------
TOTAL                                            12,877,481.601                 100.00%
                                       =========================   =====================

Emerging Opportunities Fund Shareholders:
                                          # of Shares Voted            % of Shares
                                       -------------------------   ---------------------

Affirmative                                      10,950,517.985                  79.01%
Against                                           2,259,349.091                  16.30%
Abstain                                             650,319.976                   4.69%
                                       =========================   =====================
TOTAL                                            13,860,187.052                 100.00%
                                       =========================   =====================






Core Equity Fund Shareholders:
                                          # of Shares Voted            % of Shares
                                       -------------------------   ---------------------

Affirmative                                      15,121,900.232                  80.86%
Against                                           2,685,083.625                  14.36%
Abstain                                             895,277.238                   4.78%
                                       =========================   =====================
TOTAL                                            18,702,261.095                 100.00%
                                       =========================   =====================
Long-Term Bond Fund Shareholders:
                                          # of Shares Voted             % of Shares
                                                                   ----------------------
                                       -------------------------

Affirmative                                      13,700,793.225                   80.72%
Against                                           2,476,163.528                   14.59%
Abstain                                             795,855.015                    4.69%
                                       =========================   ======================
TOTAL                                            16,972,811.903                  100.00%
                                       =========================   ======================

Intermediate-Term Bond Fund Shareholders:
                                          # of Shares Voted             % of Shares
                                       -------------------------   ----------------------

Affirmative                                       7,284,262.534                   80.30%
Against                                           1,409,444.655                   15.54%
Abstain                                             377,829.503                    4.16%
                                       =========================   ======================
TOTAL                                             9,071,536.692                  100.00%
                                       =========================   ======================

Short-Term Bond Fund Shareholders:
                                          # of Shares Voted             % of Shares
                                       -------------------------   ----------------------

Affirmative                                       4,174,795.244                   83.95%
Against                                             569,127.516                   11.45%
Abstain                                             228,794,731                    4.60%
                                       =========================   ======================
TOTAL                                             4,972,717.491                  100.00%
                                       =========================   ======================